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                                                                    Exhibit 23.5

                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement No. 333-29013 of Vornado Realty Trust and Vornado Realty L.P. and the Post Effective Amendment to Registration Statement No. 33-62395 of Vornado Realty Trust both on Form S-3, of our report dated October 3, 1997 on the combined statement of revenues and certain expenses of the Riese Properties for the year ended April 30, 1997, which report appears in the Form 8-K of Vornado Realty Trust dated September 22, 1997.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
October 7, 1997



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